                                                                    EXHIBIT 25.1

--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              --------------------
                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                            ---------
                            =======================

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                           13-4941247
(Jurisdiction of Incorporation or                  (I.R.S. Employer
organization if not a U.S. national bank)          Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                 10006
(Address of principal                              (Zip Code)
executive offices)

                    Bankers Trust Company
                    Legal Department
                    130 Liberty Street, 31st Floor
                    New York, New York  10006
                    (212) 250-2201
                  (Name, address and telephone number of agent for service)

                            =======================

Thermedics Inc.
(Exact name of Registrant as specified in its charter)


Massachusetts                                 04-2788806
(State or other jurisdiction of               (I.R.S. employer
Incorporation or organization)                Identification no.)


Thermedics Inc.
470 Wildwood Street
P.O. Box 2999
Woburn, Massachusetts 01888-1799
(Address, including zip code of
principal executive offices)


                          Subordinated Debt Securities
                      (Title of the indenture securities)

Item   1. General Information.
              Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                        Address
     ----                                        -------

     Federal Reserve Bank (2nd District)         New York, NY
     Federal Deposit Insurance Corporation       Washington, D.C.
     New York State Banking Department           Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item   2. Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item   3. -15. Not Applicable

Item  16.      List of Exhibits.

            Exhibit 1 -  Restated Organization Certificate of Bankers Trust
                         Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            Exhibit 2 -  Certificate of Authority to commence business -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            Exhibit 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            Exhibit 4 -  Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-30315-01.

           Exhibit 5 -  Not applicable.

           Exhibit 6 -  Consent of Bankers Trust Company required by Section
                        321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

           Exhibit 7 -  A copy of the latest report of condition of Bankers
                        Trust Company dated as of  March 31, 1997.

           Exhibit 8 -  Not Applicable.

           Exhibit 9 -  Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of July, 1997.


                              BANKERS TRUST COMPANY



                              By:
                                 -----------------------------
                                    Sandra Shaffer
                                    Assistant Vice President

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of July, 1997.


                              BANKERS TRUST COMPANY



                              By:   Sandra Shaffer
                                    -------------------------
                                    Sandra Shaffer
                                    Assistant Vice President

Legal Title of Bank: Bankers Trust Company                  Call Date:   3/31/97
ST-BK:     36-4840             FFIEC 031
Address:             130 Liberty Street                     Vendor ID: D
CERT:  00623                   Page RC-1
City, State    ZIP:  New York, NY  10006
                                        11
FDIC Certificate No.:          |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                        -------------------
                        |  C400           |
                   ------------------------
                                                                        Dollar
-------------------------------------------------------------------------------
Amounts in Thousands | RCFD Bil Mil Thou |
-------------------------------------------------------------------------------
ASSETS
                   | / / / / / / / / / / / / / / / / / /     |
  1. Cash and balances due from depository institutions (from Schedule RC-A):
                   | / / / / / / / / / / / / / / / / / /     |
     a.  Noninterest-bearing balances and currency and coin(1).................
                   |   0081                         1,589,000|1.a.
     b.  Interest-bearing balances(2)..........................................
                   |   0071                         2,734,000|1.b.
  2. Securities:
                   |  / / / / / / / / / / / / / / / / / /    |
     a.  Held-to-maturity securities (from Schedule RC-B, column A)............
                   |   1754                                 0|2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)..........
                   |   1773                         4,433,000|2.b.
  3. Federal funds sold and securities purchased under agreements to resell
                   |   1350                        26,490,000|3
  4. Loans and lease financing receivables:
                   |  / / / / / / / / / / / / / / / / / /    |
     a.  Loans and leases, net of unearned income (from Schedule RC-C)     RCFD
  2122  15,941,000 |  / / / / / / / / / / / / / / / / / /    |4.a.
     b.  LESS:   Allowance for loan and lease losses.......................RCFD
  3123     708,000 |  / / / / / / / / / / / / / / / / / /    |4.b.
     c.  LESS:   Allocated transfer risk reserve...........................RCFD
  3128           0 |  / / / / / / / / / / / / / / / / / /    |4.c.
     d.  Loans and leases, net of unearned income,
                   |  / / / / / / / / / / / / / / / / / /    |
        allowance, and reserve (item 4.a minus 4.b and 4.c)....................
                   |   2125                        15,233,000|4.d.
  5. Assets held in trading accounts ..........................................
                   |   3545                        38,115,000|5.
  6. Premises and fixed assets (including capitalized leases)..................
                   |   2145                           924,000|6.
  7. Other real estate owned (from Schedule RC-M)..............................
                   |   2150                           188,000|7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
Schedule RC-M)     |   2130                           175,000|8.
  9. Customers' liability to this bank on acceptances outstanding..............
                   |   2155                           618,000|9.
 10. Intangible assets (from Schedule RC-M)....................................
                   |   2143                            17,000|10.
 11. Other assets (from Schedule RC-F).........................................
                   |   2160                         4,424,000|11.
 12. Total assets (sum of items 1 through 11)..................................
                   |   2170                        94,940,000|12.
                    -----------------------------------------

--------------------------
(1)        Includes cash items in process of collection and unposted debits.
(2)        Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank: Bankers Trust Company                              Call
Date: 3/31/97        ST-BK:    36-4840              FFIEC  031
Address:             130 Liberty Street                                 Vendor
ID: D      CERT:  00623                   Page  RC-2
City, State          Zip:      New York, NY  10006
                                                  12
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued

            -----------------------------------
                                                                         Dollar Amounts in
-------------------------------------------------------------------------------------------
Thousands  | / / / / / / / /               Bil Mil Thou              |
----------------------------------------------------------------------
LIABILITIES
           | / / / / / / / / / / / / / / / / / / / / / / / /             |
13.    Deposits:
           |  / / / / / / / / / / / / / / / / / / / / / / /              |
         a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E,
part I)    | RCON 2200                 14,450,000                        |13.a.
          (1)   Noninterest-bearing(1) ............................RCON 6631
2,917,000..........        |  / / / / / / / / / / / / / / / / / / /      |13.a.(1)
          (2)  Interest-bearing ...................................RCON 6636
11,533,000.........        |  / / / / / / / / / / / / / / / / / / /      |13.a.(2)
         b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
RC-E       | / / / / / / / / / / / / / / / / / / / / / / /        |
           part II)
           | RCFN 2200                 23,456,000                 |13.b.
          (1)   Noninterest-bearing .................................RCFN 6631    1,062,000
           |  / / / / / / / / / / / / / / / / / / / / / / /              |13.b.(1)
          (2)   Interest-bearing.....................................RCFN 6636   22,394,000
           |  / / / / / / / / / / / / / / / / / / / / / / /       |13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase
           |RCFD 2800                  15,195,000                 |14
15.    a.   Demand notes issued to the U.S. Treasury
 ...........................................................       | RCON 2840
0          |15.a.
       b.   Trading liabilities (from Schedule
RC-D)................................................ .| RCFD 3548             18,911,000
           |15.b.
16.    Other borrowed money: (includes mortgage indebtedness nd obligations under
           |  / / / / / / / / / / / / / / / / / / / / / /  /      |
       capitalized leases):                                                      |  / / / / / / / / / / / / / / / / / / / / / /   |
       a.   With original maturity of one year or less
 ......................................................            | RCFD 2332
7,701,000  |16.a.
       b.   With original maturity of more than one year
 ......................................................            | RCFD 2333
4,438,000  |16.b.
17.    Not applicable                                                       ................................
           |                                                      |17.
18.    Bank's liability on acceptances executed and outstanding
 ..............................        | RCFD 2920                    618,000              |18.
19.    Subordinated notes and debentures
 ........................................................          | RCFD 3200
1,226,000  |19.
20.    Other liabilities (from Schedule RC-G)
 ..........................................................        | RCFD 2930
3,971,000  |20.
21.    Total liabilities (sum of items 13 through 20)
 .......................................................           | RCFD 2948
89,966,000       |21.

           |  / / / / / / / / / / / / / / / / / / / / / / /              |
22.    Not applicable
           |                                         -22.
EQUITY CAPITAL
           |  / / / / / / / / / / / / / / / / / / / / / / /              |


23.    Perpetual preferred stock and related surplus
 .............................         | RCFD 3838                      600,000
           |23.
24.    Common stock
 ................................................................         | RCFD
3230            1,002,000        |24.
25.    Surplus (exclude all surplus related to preferred stock)
 ............................     .| RCFD 3839          540,000           |25.
26.    a.   Undivided profits and capital reserves
 ..................................    .| RCFD 3632                   3,241,000
           |26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities
 ...................        .          | RCFD 8434     (      31,000)     |26.b.
27.    Cumulative foreign currency translation adjustments
 ................................................              | RCFD 3284
(        378,000)    |27.
28.    Total equity capital (sum of items 23 through 27)
 .....................................................              | RCFD 3210
4,974,000  |28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,
22,               |  / / / / / / / / / / / / / / / / / / / / / / /       |
      and 28)..............................................................................
           | RCFD 3300                 94,940,000                  |29.
           ---------------------------------------------------------

Memorandum
To be reported only with the March Report of Condition.
   1.      Indicate in the box at the right the number of the statement  below that best describes the
           most  comprehensive  level of auditing  work  performed  for the bank by
independent external                             Number
                                           -------------------
           auditors        as       of       any       date       during       1996
 .....................................................| RCFD    6724
                                                     -------------------------------
 1         |  M.1
------------

1  =  Independent audit of the bank conducted in accordance               4  =
      Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified
      external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank
      authority)
2  =  Independent audit of the bank's parent holding company              5  =
      Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing
      auditors
      standards by a certified public accounting firm which               6  =
      Compilation of the bank's financial statements by external submits a report on the consolidated holding company
      auditors
      (but not on the bank separately)                                    7  =
      Other audit procedures (excluding tax preparation work)
3  =  Directors' examination of the bank conducted in                     8  =
      No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York,

                    this  21st  day of  March  in the Year of our Lord one
                         ------        -------
                    thousand nine hundred and ninety-six.



                                                Peter M. Philbin
                                         ---------------------------------
                                         Deputy Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                           James T. Byrne, Jr.
                                        ---------------------------
                                           James T. Byrne, Jr.
                                           Managing Director


                                           Lea Lahtinen
                                        ---------------------------
                                           Lea Lahtinen
                                           Assistant Secretary

State of New York         )
                          )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                     Lea Lahtinen
                                                  ----------------------
                                                     Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


       Sandra L. West
------------------------
       Notary Public



            SANDRA L. WEST                  Counterpart filed in the
    Notary Public State of New York         Office of the Superintendent of
            No. 31-4942101                  Banks, State of New York,
     Qualified in New York County           This 21st day of March, 1996
 Commission Expires September 19, 1996